UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2019

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	“WPC”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 10, 2019, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) by the Company of $325 million aggregate principal amount of the Company’s 3.850% Senior Notes due 2029 (the “Senior Notes”).

On June 14, 2019, the Company consummated the Offering.  The Offering was made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-214510), filed with the Securities and Exchange Commission on November 8, 2016; (ii) a preliminary prospectus supplement relating to the Senior Notes, dated as of June 10, 2019; and (iii) a final prospectus supplement relating to the Senior Notes, dated as of June 10, 2019.

The Company intends to use the net proceeds from the Offering to reduce amounts outstanding under its unsecured revolving credit facility, which was used in part to repay secured mortgage debt outstanding, and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fifth Supplemental Indenture

The terms of the Senior Notes are governed by an indenture, dated as of March 14, 2014, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by a supplemental indenture thereto, dated as of June 14, 2019 (the “Fifth Supplemental Indenture”).  The Base Indenture and the Fifth Supplemental Indenture are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

The foregoing descriptions of the Senior Notes, the Base Indenture and the Fifth Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.        Other Events.

On June 10, 2019, the Company issued a press release related to the pricing of the Senior Notes. The foregoing description is qualified in its entirety by reference to the pricing press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated June 10, 2019, by and among Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereto.

4.1

Indenture, dated March 14, 2014, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of W. P. Carey Inc.’s Current Report on Form 8-K filed March 14, 2014).

4.2	Fifth Supplemental Indenture, dated June 14, 2019, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee.

4.3	Form of Note representing $325 Million Aggregate Principal Amount of 3.850% Senior Notes due 2029.

5.1	Opinion of DLA Piper LLP (US) regarding the validity of the Senior Notes.

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

99.1	Pricing Press Release, dated June 10, 2019, issued by W. P. Carey Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: June 14, 2019	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer